Exhibit (b)(10)(a)


   [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                  June 21, 2002


Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572


Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain individual flexible premium deferred fixed/variable annuity contracts incorporated by reference into post-effective amendment number 23 to the registration statement on Form N-4 for Conseco Variable Annuity Account C (File Nos. 033-02460; 811-04819). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very Truly Yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:  /S/ MARY JANE WILSON-BILIK
                                                 -------------------------------
                                                    Mary Jane Wilson-Bilik